UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2011

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement

On May 21, 2011, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (the “Company”) authorized the Company to enter into severance agreements with each of its executive officers (the “Severance Agreement”) that provide for certain compensation, benefits and accelerated vesting rights if the executive officer’s employment is terminated without Cause or he or she resigns for Good Reason, as those terms are defined in the Severance Agreement.

Specifically, the Severance Agreement provides that, upon termination of the executive officer’s employment without Cause or his or her resignation for Good Reason, the executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits: (i) a percentage of the executive officer’s annual base salary, (ii) a percentage of the executive officer’s target annual bonus for the year in which the separation occurs, (iii) payment of the executive officer’s COBRA premiums, if any, for a certain number of months, (iv) acceleration of vesting of a pro-rated amount of the restricted stock awards granted pursuant to any outstanding long-term incentive plan, including the 2012 LTIP (as defined and described below), (v) payment of any accrued but unpaid dividends or other distributions, plus interest, paid on the restricted stock awards which are accelerated pursuant to clause (iv) and (vi) payment of a pro-rated amount of the executive officer’s target cash payment that the executive officer is eligible to earn under any long-term incentive plan, including the 2012 LTIP. Any severance payments under the Severance Agreement will be paid in a lump sum within 5 days after the effective date of the executive officer’s release of claims.

The amount of severance each executive officer is eligible to receive pursuant to clauses (i), (ii) and (iii) above is set forth in the chart below:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
John P. McLaughlin	President and Chief Executive Officer	100%	100%	12
Christine R. Larson	Vice President and Chief Financial Officer	100%	75%	12
Christopher L. Stone	Vice President, General Counsel and Secretary	100%	75%	12
Caroline Krumel	Vice President and Principal Accounting Officer	50%	50%	6
Danny J Hart, Jr.	Associate General Counsel and Assistant Secretary	50%	50%	6

The Severance Agreement has no specified term and may be terminated by the Company upon 6 months notice.  In the event of a change in control, the Severance Agreement may not be terminated until 24 months following the date of the change in control.  The description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2012 Long-Term Incentive Plan

On May 21, 2011, the Board approved a long-term incentive plan to compensate, retain and incentivize its executive officers (the “2012 LTIP”).  The Board designated the effective date of the 2012 LTIP as January 1, 2011.

Under the 2012 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment.  Each executive officer’s restricted stock award was granted on May 23, 2011, and the number of shares underlying the restricted stock award was determined based on the closing price of the Company’s common stock on May 23, 2011, which was $6.59 per share.

The target cash payment and the restricted stock award for each executive officer are set forth in the chart below:

Name	Title	Target Cash Payment	Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President and Chief Executive Officer	$469,000	$201,000	30,501
Christine R. Larson	Vice President and Chief Financial Officer	$281,400	$120,600	18,300
Christopher L. Stone	Vice President, General Counsel and Secretary	$258,000	$110,600	16,783
Caroline Krumel	Vice President and Principal Accounting Officer	$70,400	$30,200	4,583
Danny J Hart, Jr.	Associate General Counsel and Assistant Secretary	$58,600	$25,100	3,809

Subject to the acceleration provisions set forth in the Severance Agreement described above and the 2012 LTIP described below, the restricted stock award will fully vest on December 31, 2012, provided the executive officer remains employed by the Company through such date.  Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the executive officer upon vesting of the restricted stock award. In the event of a change in control, the 2012 LTIP provides that vesting of the restricted stock award, including any accrued but unpaid dividends or other distributions, plus interest, and the target cash payment, including any Adjustments (as defined below) earned on the target cash payment, will accelerate and pay in connection with the change in control.

Payment of the target cash payment under the 2012 LTIP will be made on or as soon as practicable after December 31, 2012, provided the executive officer remains employed by the Company through December 31, 2012.  In addition, if any of the performance goals adopted by the Board set forth below are achieved on or before December 31, 2012, the executive officer may receive an additional cash payment equal to a percentage of the target cash payment (the “Adjustment”).  The amount of the Adjustment and the achievement of each performance goal will be determined by the Compensation Committee of the Board, in its sole discretion, provided that the aggregate maximum cash payment that any executive officer may receive under the 2012 LTIP may not exceed two times his or her target cash payment.  The Adjustment for each performance goal is set forth in the chart below:

Performance Goal	Adjustment
Protection of European Union Queen et al. Patent Rights	40%
Sale or Merger of Company	20-50%
Recapitalization of Company	10%
Royalty Rights Acquisition	30-50%

The following examples demonstrate the calculation of the Adjustments.

If, at December 31, 2012, Mr. McLaughlin remains employed by the Company and the Company has successfully protected its European Union Queen et al. patent rights and completed its recapitalization, then Mr. McLaughlin’s cash payment will be equal to $703,500 ($469,000 (employment through December 31, 2012) + 187,600 (EU intellectual property) + $46,900 (recapitalization) = $703,500).

Alternatively, if, at December 31, 2012, Mr. McLaughlin remains employed by the Company and the Company successfully achieved maximum performance of all of the foregoing performance goals on or before December 31, 2012, then, while the cash payment would be equal to $1,172,500 ($469,000 (employment through December 31, 2012) + 187,600 (EU intellectual property) + $234,500 (merger) + $46,900 (recapitalization) + $234,500 (royalty rights) = $1,172,500), the maximum cash payment would be limited to two times the target cash amount or $938,000 (two times his target cash payment of $469,000).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Executive Officer Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated:  May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Officer Severance Agreement